Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129273) pertaining to the 401(k) Savings Plan of KB Home of our report dated June 29, 2010, with respect to the financial statements and schedule of the KB Home 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Los Angeles, California
June 29, 2010

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